EXHIBIT 10.7.2

HEALTHSOUTH Corporation

NON-QUALIFIED STOCK OPTION AGREEMENT

(Pursuant to the 1995 Stock Option Plan)

OPTION granted in Birmingham, Alabama on                      (the “Date of Grant”), by HEALTHSOUTH Corporation, a Delaware corporation (the “Corporation”), to                      (the “Grantee”).

1. GRANT OF OPTION. The Corporation hereby grants to the Grantee the irrevocable Option to purchase, on the terms and subject to the conditions herein set forth, up to                      fully paid and nonassessable shares of the Corporation’s Common Stock, par value $.01 per share, at the option price of                      per share, being not less than 100% of the fair market value of such Common Stock on the Date of Grant.

The Option is granted pursuant to the Corporation’s 1995 Stock Option Plan (the “Plan”), a copy of which is attached hereto. The Option is subject in its entirety to all the applicable provisions of the Plan as in effect on the Date of Grant, which are hereby incorporated herein by reference.

2. PERIOD OF OPTION. Except as otherwise provided in the Plan, the Option is cumulatively exercisable in installments in accordance with the following schedule:

Year Beginning	Percent of Shares Subject to Option Purchasable
2004	None
2005	33.3%
2006	33.3%
2007	33.3%
2008	100%

The Option may be exercised from time to time during the option period as to the total number of shares allowable under this Section 2, or any lesser amount thereof. The Option is not exercisable before                      or after                     .

NOTWITHSTANDING THE FOREGOING, THE OPTION MAY NOT BE EXERCISED UNTIL THE CORPORATION COMPLIES WITH ITS REPORTING OBLIGATIONS UNDER THE FEDERAL SECURITIES LAWS.

3. METHOD OF EXERCISE OF OPTION. The Option may be exercised in whole or in part by the Grantee’s giving written notice, specifying the number of shares which the Grantee elects to purchase and the date on which such purchase is to be made to the Corporation or its designated broker.

The Grantee hereby confirms that he or she has been informed by the Corporation that the Securities and Exchange Commission (the “SEC”) and the Department of Justice have commenced investigations into the Corporation’s financial reporting and related activity and, as a result, the Corporation has cautioned investors not to rely on the corporation’s prior financial statements. In addition, the Corporation has not filed any financial statements with the SEC since the third quarter of 2002 and has retained PricewaterhouseCoopers LLP to conduct a forensic review of the Corporation’s financial records. The Corporation is in the process of reconstructing its financial records, and currently estimates that it will not be in a position to file financial statements with the SEC until 2005. Since the issuance of shares of the Corporation’s Common Stock upon exercise of the Option must be registered under the Securities Act of 1933, unless an exemption is available, THE OPTION MAY NOT BE EXERCISED UNTIL THE CORPORATION COMPLIES WITH ITS REPORTING OBLIGATIONS UNDER THE FEDERAL SECURITIES LAWS.

4. TRANSFERABILITY. The Option is not transferable otherwise than by will or pursuant to the laws of descent and distribution, and is exercisable during the Grantee’s lifetime only by the Grantee.

5. BINDING AGREEMENT. This Stock Option Agreement shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as the case may be.

6. ENTIRE AGREEMENT. This Stock Option Agreement contains the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

If the foregoing is in accordance with your understanding and approved by you. please so confirm by signing and returning the duplicate of this Stock Option Agreement enclosed for that purpose.

HEALTHSOUTH Corporation

By
Its

The foregoing is in accordance with my understanding and is hereby confirmed and agreed to as of the Date of Grant.

___________________________________________
__________________, Grantee